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                                                                     Exhibit 5.1

                    [LETTERHEAD OF IGLER & DOUGHERTY, P.A.]

                                  April 4, 2003

VIA FACSIMILE & U.S. MAIL

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: First Community Bank Corporation of America; SB-2 Registration
             Statement

Ladies and Gentlemen:

         We have acted as counsel to the Company in connection with the preparation and filing by the Company of a Registration Statement on Form SB-2, ___________ (including the amendments thereto), and related Prospectus dated
________ (the "Prospectus") with respect to the sale of shares of Company common stock in accordance with the requirements of the securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated under the Act (the "Rules and Regulations") of the Securities and Exchange Commission.

         We are furnishing this opinion to you in connection with the issuance by the Company of 570,000 shares (the "Shares") of the Company's common stock, $0.10 par value which were sold in the Offering.

         We have reviewed and examined such certificates of public officials, corporate documents and records, and other certificates, opinions, and instruments and made such other investigations as we deemed appropriate in connection with the opinions hereinafter set forth. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). Accordingly, it is subject to a number of qualifications, exceptions, limitations on coverage and other limitations, all as more particularly described in the Accord.

         Based upon and subject to the foregoing and upon our review of such matters of fact and law as we have deemed necessary in order to render this opinion, we advise you that it is our opinion that:

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U.S. Securities and Exchange Commission
April __, 2003
Page 2

         1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

         2. The Shares have been duly authorized and, when issued and paid for as contemplated U.S. Securities and Exchange Commission therein, will be validly issued, fully paid and nonassessable. The Company has the corporate power and authority to authorize, issue and sell such Shares as contemplated by the Registration Statement.

         3. The Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Securities and Exchange Commission.

         4. The issuance of the Shares does not conflict with or result in a violation of or default under the Articles of Incorporation or Bylaws of the Company or its subsidiary, or under any statute, permit, judgment, decree, order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or its subsidiary or any of their properties, or under any lease, contract, indenture, mortgage, loan agreement or other agreement or other instrument or obligation known to us to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any property or assets of the Company or its subsidiary is subject, except such agreements, instruments or obligations with respect to which valid consents or waivers have been obtained by the Company or its subsidiary.

         This opinion is limited to the laws of the State of Florida and the federal laws of the United States. This opinion is furnished to you in connection with the offering conducted under the Registration Statement, is solely for your benefit and may not be relied upon by any person other than you or in connection with any other transaction.

                                Very truly yours,

                                IGLER & DOUGHERTY, P.A.

                                D R A F T

                                For the Firm